Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2023 relating to the financial statements of TreeHouse Foods, Inc. and the effectiveness of TreeHouse Foods, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of TreeHouse Foods, Inc. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
June 2, 2023